                                                                  Exhibit 10.17


                         [LETTERHEAD OF NIDA & MALONEY]

                                  June 3, 1998

                    Attorney-Client Privileged Communication

Donald M. Corliss, Jr., Esq.
Chief Executive Officer
NetGateway, Inc.
300 Oceangate, 5th Floor
Long Beach, CA 90802

Dear Don:

      We thank you for affording us the opportunity of representing NetGateway, Inc. (the "Company"). This letter, and the attached Terms of Retention (which are an integral part of our retention agreement), will serve to confirm the principal terms of our engagement.

      We understand that the Company is retaining our firm to act as corporate and securities counsel to the Company (the "Subject Engagement").

      The hourly rates of our professional staff range (typically on the basis of seniority) from $250 to $330 (in the case of partners), $150 to $245 (in the case of associates) and $25 to $125 (in the case of legal and clerical assistants). My own rate is currently $275 per hour. I presently anticipate that Theodore R. Maloney, whose hourly rate is $275, and Kim R. McDaniel, whose hourly rate is $225, among others, from this firm will also be working on this matter. The hourly rates mentioned above may change and the applicable rates will be those in effect at the time the particular services are rendered, as set forth in paragraph 1 of the attached Terms of Retention.

      We have agreed that no initial retainer will be required in this matter.

      We will render to the Company periodic billings, typically at least monthly and upon substantial completion of our substantive work for the Company. Except as provided below, the

NIDA & MALONEY

NetGateway, Inc.
June 3, 1998
Page 2

amounts reflected on our statements are due upon presentation and the Company shall make payment of each of our statements upon presentation, subject to the deferrals described below.

      As an accommodation to the Company, we have agreed to defer payment of a portion of the fees (but not expenses, which shall be paid by the Company in full upon presentation of our periodic statements) incurred by the Company for the periods and in the amounts specified below:

        Period When Fees Incurred                         Fee Deferral Amount
        -------------------------                         -------------------

        April 29, 1998 through September 30, 1998         75 percent
        October 1 through November 30, 1998               50 percent
        December 1 through January 31, 1999               25 percent

      On or before December 15, 1998, the Company shall make a cash payment to us equal to 25 percent of the aggregate amount of deferred fees incurred through November 30, 1998 and unpaid on December 15, 1998. The Company further agrees to make payment of the non-deferred fee amount and all expenses incurred by us upon presentation of our monthly statements and to pay all deferred fees in full on or before February 15, 1999. Thereafter, the Company shall not be entitled to any further deferral of fees.

      In consideration of such fee deferral, the Company shall issue to the firm an option as of the date hereof to purchase 100,000 shares of the Company's common stock at an exercise price of $6.00 per share (the "Option"). Accompanying this letter is the form of the Option.

      If this letter, including the attached Terms of Retention, accurately reflects the Company's understanding of our relationship regarding the Subject Engagement, please acknowledge the Company's approval and acceptance of these terms by signing and returning the enclosed copy of this letter to me. We would be pleased to answer any questions you might have.

      BY SIGNING THIS AGREEMENT, AND AS FURTHER SET FORTH IN THE ATTACHED TERMS OF RETENTION, THE COMPANY IS AGREEING TO BINDING ARBITRATION OF DISPUTES, WHETHER AS TO FEES, QUALITY OF SERVICES RENDERED, OR OTHERWISE, ARISING HEREUNDER AND THE COMPANY IS GIVING UP ITS RIGHT TO A JURY OR COURT TRIAL, AND IS WAIVING ITS RIGHTS TO PROCEED UNDER THE ARBITRATION PROVISIONS OF THE STATE BAR ACT, CALIFORNIA BUSINESS AND PROFESSIONS CODE ss.ss.6200, ET SEQ. IF THE COMPANY

NIDA & MALONEY

NetGateway, Inc.
June 3, 1998
Page 3

SO DESIRES, WE ENCOURAGE THE COMPANY TO HAVE THIS AGREEMENT REVIEWED BEFORE EXECUTION BY INDEPENDENT COUNSEL ACTING ON ITS BEHALF.

                                             Very truly yours,


                                             NIDA & MALONEY, P.C.

                                             /s/ C. Thomas Hopkins

                                             C. Thomas Hopkins

      The undersigned hereby agrees that the terms and conditions in the foregoing letter and the accompanying Terms of Retention shall apply to those services rendered by Nida & Maloney on behalf of the undersigned described in the foregoing letter.

Date: June 3, 1998                           NETGATEWAY, INC.


                                             By: /s/ Donald M. Corliss, Jr.
                                                ---------------------------
                                                     Donald M. Corliss, Jr.
                                                     President

NIDA & MALONEY

                               TERMS OF RETENTION
                                OF NIDA & MALONEY

      Except as modified in writing, the following provisions will apply to the relationship between Nida & Maloney and you:

            1. Fees. Fees for our services will be based primarily on time spent and our hourly billing rates current at the time that the services are performed. The billing rates of our attorneys and legal assistants vary, depending generally on the experience and capabilities of the attorney or legal assistant involved, and we adjust these rates from time to time. The time for which you will be charged will include, but will not be limited to, time spent in telephone and office conferences with you and with our counsel, witnesses, consultants, court personnel and others; conferences among our legal personnel; factual investigation; legal research; responding to your requests for us to provide information to auditors in connection with reviews or audits of financial statements; drafting of letters, agreements, pleadings, briefs and other documents; traveling; waiting in court; and depositions and other discovery proceedings.

            2. Costs and In-House Services. In addition to our fees, we will bill you separately, and generally monthly, for costs and expenses incurred and ancillary services provided such as photocopying, messenger and delivery service, computerized research, travel (including mileage, parking, airfare, lodging, meals and ground transportation), long distance telephone, word processing, secretarial overtime, other costs and filing fees. Certain of such items may be charged at more than our direct cost to cover our estimated associated overhead. Unless special arrangements are made, we do not take responsibility for paying fees and expenses of others, which will be the responsibility of, and may be billed directly to, you.

            3. Retainer. In addition to any retainer to which you and we have presently agreed, we reserve the right, as a condition to the provision of further services, to request the establishment of or an increase in the retainer in the event that the amount of work which we are called upon to perform, or expenses we are required to incur or advance, in connection with our representation of you exceeds our firm's current expectation.

            4. Estimates Not Binding. Although we may furnish estimates of fees or costs that we anticipate will be incurred, these estimates are not intended to be binding, are subject to unforeseen circumstances and are by their nature inexact.

            5. Billing and Payment. Fees and expenses will generally be billed monthly and are payable upon presentation. We expect prompt payment. We reserve the right to postpone or defer providing additional services or to discontinue our representation if billed amounts are not paid when due. We will be entitled to rely on the fact that you have raised any questions you have about a bill within ten (10) days of receipt.

            6. Cooperation. You will cooperate fully in our efforts on your behalf.

            7. Termination By You. You have the right, at any time, in your sole discretion, to terminate our services and representation. Upon such termination by you, you will remain obligated to pay for all services rendered and costs of expenses paid or incurred on your behalf or through the date of our receipt of notice of such termination or which are reasonably necessary thereafter.

NIDA & MALONEY

      8. Termination By Us. We reserve the absolute right to withdraw from representing you if, among other things, you fail to honor the terms of our engagement letter, you fail to cooperate or follow our advice on a material matter, or any fact or circumstance occurs that would, in our view, render our continuing representation unlawful or unethical. If we elect to withdraw, you will take all steps necessary to free us of any obligation to perform further services, including the execution of any documents necessary to complete our withdrawal, and we will be entitled to be paid at the time of withdrawal for all services rendered and costs and expenses paid or incurred on your behalf.

      9. Date of Termination. Our representation of you will be considered terminated at the earlier of (i) your termination of our representation, (ii) our withdrawal from our representation of you or (iii) the substantial completion of our substantive work for you.

      10. Related Activities. If any claim or action is brought against us or any personnel of the firm based on your negligence or misconduct, or if we are asked to testify as a result of our representation of you or must defend the confidentiality of your communications in any proceeding, you agree to pay us for any resulting costs or damages, including our time, even if our representation of you has ended.

      11. No Guarantee of Outcome. We do not and cannot guarantee any outcome in a matter.

      12. Conflicts. Our ethical obligations will require us, while this representation is ongoing, to decline any other engagements which conflict directly with this representation. However, when this representation is concluded, you understand that we will not be excluded from accepting a representation adverse to you, except where there is a substantial relationship between that representation and our present representation of you. Naturally, we will not disclose any confidential information received in the course of our representation of you in any future representation without your consent, just as we will not disclose to you the confidences of our other clients even if that might be to your advantage.

      13. Client. Our client for the purpose of our representation, is only the person or entity identified in the letter accompanying these Terms of Retention. Unless expressly agreed, we are not undertaking the representation of any related or affiliated person or entity, nor any parent, brother-sister, subsidiary, or affiliated corporation or entity, nor any of your or their officers, directors, agents, employees or shareholders.

      14. Payment Notwithstanding Dispute. In the event of any dispute that relates to our entitlement to any payment from you, all undisputed amounts shall be paid by you. Any amounts in any client trust account held on your behalf, sufficient to pay the disputed amounts, shall continue to be held in such trust account until the final disposition of the dispute.

      15. Document Retention and Destruction. In the course of our representation of you, we are likely to come into possession of copies or originals of documents or other materials belonging to you or others (collectively, "materials"). Once our substantive work on the particular matter to which those materials relate has been substantially completed, we will have no further responsibility to maintain such materials. If you have not sought the return of such materials within one year of the

NIDA & MALONEY

substantial completion of our substantive work on the matter to which such materials relate, we will thereupon have the right to destroy such materials.

            16. Attorneys' Lien. You hereby grant to us a contractual lien pursuant to California Civil Code Section 2881 on any and all claims or causes of action (and all proceeds thereof) that are the subject of our representation of you. This attorneys' lien will be for any sums due and owing to us for our services and any amounts advanced by us on your behalf. This lien will attach to any recovery you may obtain whether by arbitration, mediation, judgment, settlement or otherwise. If requested by us, you agree to execute a financing statement (UCC-1) in connection with the lien granted to us hereby.

            17. Late Charge. All statements are due and payable upon presentation. Amounts not paid within thirty (30) days of the billing date are subject to a late charge of 1% per month. Such late charge applies to all amounts due hereunder, whether for fees or reimbursement of costs. Such late charge, although not imposed until the thirty-first (31st) day after an unpaid amount was initially billed, will accrue on such unpaid amount from the date our statement therefor was rendered. Our failure to impose this late charge on any occasion, or on multiple, numerous and even repetitive occasions, is not a waiver of our right to thereafter impose this charge on unpaid amounts commencing the thirty-first (31st) day after each unpaid amount was initially billed; but effective the date such amount was billed.

            18. Application To Subsequent Matters. The agreement reflected in these Terms of Retention and in the accompanying letter apply to the "Subject Engagement" described in the accompanying letter and, unless otherwise agreed with respect to any subsequent matters which we agree to undertake on your behalf, to such subsequent matters as well.

            19. Arbitration. IN THE EVENT OF A DISPUTE BETWEEN YOU AND US REGARDING FEES, COSTS OR ANY OTHER MATTER RELATED TO OR ARISING OUT OF OUR ENGAGEMENT BY YOU, OR YOUR OR OUR PERFORMANCE OF THE AGREEMENT PURSUANT TO WHICH OUR SERVICES ARE PERFORMED, INCLUDING THE QUALITY OF THE SERVICES WHICH WE RENDER, THE DISPUTE SHALL BE DETERMINED, SETTLED AND RESOLVED BY CONFIDENTIAL ARBITRATION IN SANTA BARBARA, CALIFORNIA. ANY AWARD SHALL BE FINAL, BINDING AND CONCLUSIVE UPON THE PARTIES AND A JUDGMENT RENDERED THEREON MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THE PREVAILING PARTY IN ANY SUCH ARBITRATION SHALL BE ENTITLED TO REASONABLE ATTORNEYS' FEES AND COSTS.

            Arbitration may be demanded by the sending of written notice to the other party. If arbitration is demanded, within twenty (20) days of the demand you shall present a list of five (5) qualified individuals who would be willing to serve that you would find acceptable to act as arbitrator. To serve as arbitrator, the individual must be a retired judge having served on any federal court or the California Superior Court or higher court in the State of California. Within twenty (20) days of receiving your list, we may at our sole discretion (i) select any individual from that list and that individual shall serve as the arbitrator, or (ii) propose our own list of five (5) individuals for arbitrator. If we choose to present a separate list, you may within twenty
(20) days select any individual from that list and that person shall serve as arbitrator. If no arbitrator can be agreed upon at the end of this process, each of us shall select one individual from our own respective list and those two persons shall jointly select the arbitrator. The arbitration shall be conducted pursuant to the procedures set forth in the California Code of Civil Procedure ss.ss. 1280, et. seq. and in that connection you and we agree that Section 1283.05 thereof is applicable to any such arbitration. Nothing herein shall limit the right of the parties to stipulate and

NIDA & MALONEY

agree to conduct the arbitration pursuant to the then-current rules of the American Arbitration Association, the Judicial Arbitration & Mediation Services or any other agreed-upon arbitration services provider.

                                                                  EXECUTION COPY

                                NETGATEWAY, INC.
                            LEGAL SERVICES FEE OPTION

      This NETGATEWAY, INC. LEGAL SERVICES FEE OPTION (the "Option") is made and entered into at Long Beach, California, on the date of issuance set forth on the signature page hereof by and between NetGateway, Inc., a Nevada corporation (the "Company") and the undersigned (the "Holder").

                                     WHEREAS

      A. The Holder has contemporaneously entered into a legal services agreement with the Company of even date herewith (the "Agreement"); and

      B. The Company has, as incentive to the Holder to perform the Holder's legal services, agreed to grant to the Holder this Option entitling the Holder to acquire One Hundred Thousand (100,000) shares of NetGateway, Inc. Common Stock (the "Option Shares") at the Strike Price (as defined below), subject to the terms and vesting upon the dates set forth below.

      NOW, THEREFORE, in consideration of the premises and of the mutual promises, warranties and representations herein contained, the parties agree as follows:

      1. OPTION. Subject to the conditions set forth herein, the Company hereby grants to the Holder the right, privilege and option to purchase up to One Hundred Thousand (100,000) shares of Common Stock (the "Option Shares") at the Strike Price per share set forth below, said number of Option Shares and said Strike Price being subject to adjustment as provided herein. No fractional Option Shares will be issued.

      2. VESTING. Subject to the continuation of the Agreement, the Option will vest and the shares underlying the Option will be available for purchase, in the following manner: Option Shares will vest on a monthly basis at the end of each month based on work performed by the Holder. The amount of such work performed shall be calculated from the amount of fees deferred by the Holder in such month and the difference between the current Strike Price and the average of the last reported price (or the average of the low bid and high asked price) of the Company's Common Stock over the last five trading days of such month. By way of example only, if fees of $12,000 are to be deferred in a month and the average market price of the Company's Common Stock over the last five trading days of such month as calculated hereunder is $9.00 per share, 4,000 Option Shares will vest (4,000 x ($9.00 - $6.00) = $12,000). Vesting of the Option may also accelerate, based on the preceding formula, in the event the Company is in Default (as defined below) in the payment of any fees or expenses then due and payable to the Holder. For purposes hereof, "Default" shall mean the Company's failure to pay any fees and expenses to the firm not otherwise deferred within 30 days of presentation of our statement or other date such fees and expenses are due and payable pursuant to the Agreement. At the end of each month, the Holder shall deliver to the Company a statement of fees, the reported average market price and the calculated vesting of the Option, which statement shall constitute a vesting addendum to this Option and which shall evidence the vested portion of the Option.

      3. STRIKE PRICE. The exercise price per share for the Option Shares shall be Six Dollars ($6.00) per share (the "Strike Price").

                                                                  EXECUTION COPY

      4. METHOD OF EXERCISE. Stock purchased under this Option shall, at the time of purchase, be paid for in full. The right to purchase shares hereunder may be exercised, from time to time after the vesting dates specified in Section 2 above, by written notice to the Company stating the number of shares of Common Stock with respect to which this Option is being exercised and the time of delivery thereof, which shall be at least ten (10) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. At the time specified in such notice, the Company shall, without transfer or issue tax to the Holder, deliver to the Holder by certified mail, a certificate or certificates for the number of shares of Common Stock with respect to which this Option is being exercised, against the payment of the Strike Price, in full, for the number of shares to be delivered, by certified or bank cashier's check, or the equivalent thereof acceptable to the Company. If the Holder fails to accept delivery of and pay for all or any part of the number of shares of Common Stock specified in the notice given by the Holder, upon tender and delivery of said shares, the Holder's right to exercise this Option with respect to such undelivered shares shall be terminated. As a condition of the exercise of the Option, the Company may require the Holder to make such investment representation(s) or other representation(s) to the Company as the Company may deem to be necessary or appropriate under any applicable law or regulation.

      5. TERMINATION OF OPTION. Except as herein otherwise stated, the Option, to the extent not theretofore exercised, shall terminate at 5:00 p.m. Pacific Time on April 30, 2005.

      6. RECLASSIFICATION, CONSOLIDATION OR MERGER; ANTI-DILUTION. If, and to the extent that the number of issued shares of Common Stock of the Company shall be increased or reduced by change in par value, subdivision, combination, split-up, reclassification, distribution of a dividend payable in stock, or the like (but excluding dividends payable in cash), the number of Option Shares subject to this Option, and the Strike Price therefor, shall be proportionately adjusted. Subject to the terms of any agreement and plan or merger or reorganization, if the Company is reorganized or consolidated, or merged with any other corporation, the Holder shall be entitled to receive Options covering shares of Common Stock of such reorganized, consolidated or merged Company in the same proportion, at an equivalent aggregate exercise price, and subject to the same conditions as holders of similar derivative securities of the Company. If, at any time, while this Option is outstanding, the Company issues Common Stock or other securities convertible into, or exercisable for, Common Stock (other than pursuant to stock options existing on the date hereof or any stock options issued to directors, officers and employees of the Company), at a price per share of Common Stock equivalent that is less than the Strike Price (or New Strike Price (as defined below) if the Strike Price has been adjusted previously), then (a) the Strike Price shall be reduced to an amount equal to the price per share of Common Stock equivalent in such issuance (the "New Strike Price") and (b) the number of Option Shares to be issued under the Option shall be increased by multiplying the Option Shares by the following fraction: Strike Price/New Strike Price. Upon the occurrence of any of the foregoing events, the Company shall promptly notify the Holder in writing and provide Holder with a certificate of the Company's Chief Financial Officer setting forth any required adjustment in the Option, the Strike Price or the Option Shares and the facts upon which such adjustment are based.

      7. RIGHTS PRIOR TO EXERCISE OF OPTION. The Holder shall have no rights as a shareholder of shares subject to this Option until payment of the Strike Price and the delivery of the Option Shares upon such exercise as herein provided.

                                                                  EXECUTION COPY

      8. CERTAIN COVENANTS OF THE COMPANY. The Company covenants and agrees that all shares which may be issued upon the exercise of this Option, will, upon issuance, be duly and validly issued, fully paid and nonassessable; and will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective purchase price per share of the Common Stock issuable pursuant to this Option. The Company further covenants and agrees that, during the period within which the rights represented by this Option may be exercised, the Company will at all times have authorized, and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Option, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Option. The Company also further covenants that it will not, by amendment of its Certificate or Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Option against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Option above the amount payable therefor on such exercise, and
(b) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Option.

      9. TRANSFER OF OPTION. This Option may not be transferred by the Holder without the prior written consent of the Company; provided, however, that the Option and the Common Stock issuable upon conversion thereof may be transferred or distributed to shareholders of Holder.

      10. REGISTRATION RIGHTS. The Company agrees to register the shares underlying the Option on the Company's first registration statement on Form S-8 (or any necessary form for such purpose) or on such other form provided by the Securities and Exchange Commission (other than the Company's initial registration statement on Form S-4) or shall permit registration of such shares as shall be filed by the Company for the purpose of registering shares for sale by the Company or resale for third persons. The Company shall pay the expenses of such registration. In addition, the Holder shall have such other registration rights for the shares of Common Stock issuable upon exercise of this Option as the Company shall have granted or shall hereafter grant to any other consultant or investor, on a most-favored-nation basis.

      12. UNDERSTANDING OF HOLDER. Unless otherwise registered pursuant to
Section 11, the Company's obligation to issue the Option Shares as set forth herein shall be conditioned upon a timely receipt by the Company in writing of investment representations as deemed appropriate by the Company in its sole and absolute discretion sufficient to assure the Company that the Option Shares upon issuance will be exempt from registration under the Securities Act of 1933, as amended.

      13. BINDING EFFECT. This Option shall be binding upon and inure to the benefit of the heirs, executors, administrators and successors of the parties hereto.

      14. GOVERNING LAW. This Option shall be governed by, and construed and enforced in accordance with, the law of the State of California.

                                                                  EXECUTION COPY

      15. NOTICES. Any notice or demand to the Company under this Option may be given and shall conclusively be deemed and considered to have been given and received upon the date shown to have been received on any postal receipt or independent courier receipt at the address of the Company appearing on the records of the Holder, but actual written notice (including by telefax, hand delivery, Federal Express, or other means), however given or received, shall always be effective. For the purposes hereof, the addresses of the Company and the Holder (until notice of a change thereof is given as provided in this Section 15) shall be as follows:

      If to the Holder        At the address set forth on the signature page
                              hereof

      If to the Company:      NetGateway, Inc.
                              300 Oceangate, 5th Floor
                              Long Beach, CA 90802
                              Attn: Chief Executive Officer

      16. EXECUTION IN COUNTERPARTS. This Option may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Option taken together will be deemed to be but one and the same instrument. The execution of this Option by any party hereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto, and transmitted by facsimile copy with overnight delivery of manually executed copies. Notwithstanding the above, the date of issuance of this Option shall be the date which is specifically indicated on the signature page hereof.

                                                                  EXECUTION COPY

      IN WITNESS WHEREOF, the parties have caused this Legal Consulting Fee Option to be executed as of the 3rd day of June, 1998.

"Company"                                   The "Holder"

NETGATEWAY, INC. INC.,                      NIDA & MALONEY, P.C.
a Nevada corporation


By: /s/ [ILLEGIBLE]                         By:
   ---------------------                        --------------------------------
Its: President                                  Its:
                                                Address: 800 Anacapa Street
                                                         Santa Barbara, CA 93101

                                                --------------------------------
                                                Tax Id. #: 770417415

DATE OF ISSUANCE OF OPTION:
===========================

--------------------------------------------------------------------------------
June 3, 1998
--------------------------------------------------------------------------------

NUMBER OF OPTION SHARES INITIALLY SUBJECT OF OPTION:
====================================================

--------------------------------------------------------------------------------
One Hundred Thousand (100,000)
--------------------------------------------------------------------------------